EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2020 FOURTH QUARTER RESULTS
Sets Quarterly and Annual Records for Revenue and Profitability;
Expects Continued Robust Demand in Q1

LIVERMORE, Calif. — February 3, 2021 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2020 ended December 26, 2020. Quarterly revenues were $197.0 million, an increase of 10.7% compared to $178.0 million in the third quarter of fiscal 2020, an increase of 10.3% from $178.6 million in the fourth quarter of fiscal 2019. For fiscal 2020, FormFactor posted revenues of $693.6 million, up 17.7% from $589.5 million in fiscal 2019.

•Delivered Q4 revenue and non-GAAP EPS above outlook range
•Continued to invest in capacity, with increased capital expenditures to meet sustained robust demand
•Significant progress on integrating recent acquisitions

“FormFactor delivered strong results in the fourth quarter of 2020, setting all-time quarterly and annual company records for revenue, as well as non-GAAP operating profit and net profit,” said Mike Slessor, CEO of FormFactor, Inc. “I want to thank and congratulate the global FormFactor team, who demonstrated a combination of agility and tenacity to overcome a myriad of challenges and deliver these record results.”

Fourth Quarter Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2020 was $19.3 million, or $0.24 per fully-diluted share, compared to net income for the third quarter of fiscal 2020 of $22.9 million, or $0.29 per fully-diluted share, and net income for the fourth quarter of fiscal 2019 of $18.6 million, or $0.24 per fully-diluted share. Net income for fiscal 2020 was $78.5 million, or $0.99 per fully-diluted share, compared to net income for fiscal 2019 of $39.3 million, or $0.51, per fully-diluted share. Gross margin for the fourth quarter of 2020 was 39.4%, compared with 43.1% in the third quarter of 2020, and 41.6% in the fourth quarter of 2019. Gross margin for fiscal 2020 was 41.5%, compared to 40.3% for fiscal 2019.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2020 was $35.3 million, or $0.44 per fully-diluted share, compared to net income for the third quarter of fiscal 2020 of $30.7 million, or $0.39 per fully-diluted share, and net income for the fourth quarter of fiscal 2019 of $32.0 million, or $0.41 per fully-diluted share. Net income for fiscal 2020 was $118.0 million, or $1.49 per fully-diluted share, compared to net income of $80.6 million, or $1.04 per fully-diluted share for fiscal 2019. On a non-GAAP basis, gross margin for the fourth quarter of 2020 was 43.4%, compared with 46.7% in the third quarter of 2020, and 45.7% in the fourth quarter of 2019. Non-GAAP gross margin for fiscal 2020 was 45.4%, compared to 44.5% for fiscal 2019.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the fourth quarter of fiscal 2020 was $31.4 million, compared to free cash flow for the third quarter of fiscal 2020 of $37.2 million, and free cash flow for the fourth quarter of 2019 of $31.6 million. Free cash flow for fiscal 2020 and fiscal 2019 was $114.8 million and $101.8 million, respectively. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “As we begin 2021, we are adding capacity to meet long term demand for our products, including a new facility in Livermore that is scheduled to begin revenue shipments in the second half of this year.”

For the first quarter ending March 27, 2021, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$176 million to $188 million	—	$176 million to $188 million
Gross Margin	40% to 43%	$7 million	44% to 47%
Net income per diluted share	$0.18 to $0.26	$0.16	$0.34 to $0.42
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, acquisition related expenses and amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisition.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 10, 2021 4:25 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 9675656. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 26, 2020 and for outlook provided before, as well as for the comparable periods of fiscal 2019, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; changes macro-economic environments; events affecting global and regional economic conditions and stability such as Brexit, infectious diseases and pandemics (such as the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are increasingly restrictive export regulations being adopted in the U.S., including recently published amendments to export regulations that may substantially restrict or condition our sales in China with considerable uncertainty regarding the ultimate interpretation and implementation of these rules. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Revenues	$197,043	$178,629	$693,616	$589,464
Cost of revenues	119,429	104,324	405,696	351,968
Gross profit	77,614	74,305	287,920	237,496
Operating expenses:
Research and development	23,970	21,606	89,034	81,499
Selling, general and administrative	32,816	28,981	115,098	106,335
Total operating expenses	56,786	50,587	204,132	187,834
Operating income	20,828	23,718	83,788	49,662
Interest income	191	726	1,501	2,714
Interest expense	(182)	(376)	(864)	(1,915)
Other income, net	609	379	750	602
Income before income taxes	21,446	24,447	85,175	51,063
Provision for income taxes	2,173	5,811	6,652	11,717
Net income	$19,273	$18,636	$78,523	$39,346
Net income per share:
Basic	$0.25	$0.25	$1.02	$0.52
Diluted	$0.24	$0.24	$0.99	$0.51
Weighted-average number of shares used in per share calculations:
Basic	77,416	75,731	76,681	74,994
Diluted	79,562	78,055	79,001	77,286

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 26, 2020	December 28, 2019	September 26, 2020	December 26, 2020	December 28, 2019
GAAP Revenue	$197,043	$178,629	$177,996	$693,616	$589,464
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisition	109	—	—	109	—
Non-GAAP Revenue	$197,152	$178,629	$177,996	$693,725	$589,464

GAAP Gross Profit	$77,614	$74,305	$76,749	$287,920	$237,496
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisition	6,869	6,364	5,495	23,288	20,501
Stock-based compensation	1,151	1,024	962	3,951	4,055
Restructuring charges	—	—	—	—	258
Non-GAAP Gross Profit	$85,634	$81,693	$83,206	$315,159	$262,310

GAAP Gross Margin	39.4%	41.6%	43.1%	41.5%	40.3%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisition	3.4%	3.5%	3.1%	3.3%	3.5%
Stock-based compensation	0.6%	0.6%	0.5%	0.6%	0.7%
Non-GAAP Gross Margin	43.4%	45.7%	46.7%	45.4%	44.5%

GAAP operating expenses	$56,786	$50,587	$54,712	$204,132	$187,834
Adjustments:
Amortization of intangibles	(1,794)	(1,525)	(1,547)	(6,382)	(7,636)
Stock-based compensation	(5,905)	(5,064)	(4,547)	(19,879)	(19,121)
Restructuring charges	—	(24)	—	—	(223)
Loss (gain) on contingent consideration	(892)	—	71	2,879	—
Acquisition related expenses	(140)	(213)	(334)	(509)	(460)
Non-GAAP operating expenses	$48,055	$43,761	$48,355	$180,241	$160,394

GAAP operating income	$20,828	$23,718	$22,037	$83,788	$49,662
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisition	8,663	7,889	7,042	29,670	28,137
Stock-based compensation	7,056	6,088	5,509	23,830	23,176
Restructuring charges	—	24	—	—	481
Loss (gain) on contingent consideration	892	—	(71)	(2,879)	—
Acquisition related expenses	140	213	334	509	460
Non-GAAP operating income	$37,579	$37,932	$34,851	$134,918	$101,916

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 26, 2020	December 28, 2019	September 26, 2020	December 26, 2020	December 28, 2019
GAAP net income	$19,273	$18,636	$22,891	$78,523	$39,346
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisition	8,663	7,889	7,042	29,670	28,137
Stock-based compensation	7,056	6,088	5,509	23,830	23,176
Restructuring charges	—	24	—	—	481
Loss (gain) on contingent consideration	892	—	(71)	(2,879)	—
Acquisition related expenses	140	213	334	509	460
Income tax effect of non-GAAP adjustments	(675)	(893)	(4,970)	(11,669)	(11,030)
Non-GAAP net income	$35,349	$31,957	$30,735	$117,984	$80,570

Non-GAAP net income per share:
Basic	$0.46	$0.42	$0.40	$1.54	$1.07
Diluted	$0.44	$0.41	$0.39	$1.49	$1.04

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 26, 2020	December 28, 2019
Cash flows from operating activities:
Net income	$78,523	$39,346
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,694	17,185
Amortization	27,991	27,672
Stock-based compensation expense	23,830	23,176
Provision for excess and obsolete inventories	12,996	10,421
Gain on contingent consideration	(2,879)	—
Other activity impacting operating cash flows	8,101	3,248
Net cash provided by operating activities	169,256	121,048
Cash flows from investing activities:
Acquisition of property, plant and equipment	(55,865)	(20,847)
Acquisition of businesses, net of cash acquired	(51,880)	(20,524)
Proceeds (purchases) of marketable securities, net	8,741	(25,113)
Other activity impacting investing cash flows	82	132
Net cash used in investing activities	(98,922)	(66,352)
Cash flows from financing activities:
Proceeds from issuances of common stock	10,010	8,093
Proceeds from term loan debt	18,000	23,354
Payment of term loan debt issuance costs	(78)	—
Principal repayments on term loans	(43,417)	(30,000)
Tax withholdings related to net share settlements of equity awards	(15,450)	(8,025)
Net cash used in financing activities	(30,935)	(6,578)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,762	(727)
Net increase in cash, cash equivalents and restricted cash	43,161	47,391
Cash, cash equivalents and restricted cash, beginning of period	147,937	100,546
Cash, cash equivalents and restricted cash, end of period	$191,098	$147,937

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 26, 2020	December 28, 2019	September 26, 2020	December 26, 2020	December 28, 2019
Net cash provided by operating activities	$45,047	$37,670	$41,762	$169,256	$121,048
Adjustments:
Acquisition related payments in working capital	140	213	334	509	213
Cash paid for interest	184	277	210	867	1,405
Capital expenditures	(13,978)	(6,605)	(5,144)	(55,865)	(20,847)
Free cash flow	$31,393	$31,555	$37,162	$114,767	$101,819

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 26, 2020	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$187,225	$144,545
Marketable securities	67,810	76,327
Accounts receivable, net	107,603	97,868
Inventories, net	99,229	83,258
Restricted cash	1,904	1,981
Prepaid expenses and other current assets	23,303	15,064
Total current assets	487,074	419,043
Restricted cash	1,969	1,411
Operating lease, right-of-use-assets	30,756	31,420
Property, plant and equipment, net	104,103	58,747
Goodwill	212,761	199,196
Intangibles, net	59,147	57,610
Deferred tax assets	66,242	71,252
Other assets	1,165	1,203
Total assets	$963,217	$839,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,045	$40,914
Accrued liabilities	55,342	36,439
Current portion of term loans, net of unamortized issuance costs	9,516	42,846
Deferred revenue	20,964	9,810
Operating lease liabilities	6,704	6,551
Total current liabilities	154,571	136,560
Term loans, less current portion, net of unamortized issuance costs	24,978	15,639
Deferred tax liabilities	5,346	6,986
Long-term operating lease liabilities	27,996	29,088
Other liabilities	6,242	10,612
Total liabilities	219,133	198,885

Stockholders' equity:
Common stock, $0.001 par value:
250,000,000 shares authorized; 77,437,997 and 75,764,990 shares issued and outstanding	78	76
Additional paid-in capital	903,838	885,821
Accumulated other comprehensive income (loss)	5,886	(659)
Accumulated deficit	(165,718)	(244,241)
Total stockholders' equity	744,084	640,997
Total liabilities and stockholders' equity	$963,217	$839,882

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP earnings per fully-diluted share, GAAP revenue, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, revenue, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F